UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2016

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 12, 2016, MEDNAX, Inc., a Florida corporation (the “Company”), held its 2016 Annual Shareholders’ Meeting (the “Annual Meeting”). Of the 92,913,265 shares of common stock outstanding and entitled to vote, 80,145,252 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the Board’s nominees for Director were elected to serve until the Company’s 2017 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote

Cesar L. Alvarez	63,339,464	13,069,681	3,736,107

Karey D. Barker	76,347,561	61,584	3,736,107

Waldemar A. Carlo, M.D.	73,410,257	2,998,888	3,736,107

Michael B. Fernandez	71,064,194	5,344,951	3,736,107

Paul G. Gabos	74,679,529	1,729,616	3,736,107

Pascal J. Goldschmidt, M.D.	76,171,097	238,048	3,736,107

Manuel Kadre	76,178,992	230,153	3,736,107

Roger J. Medel, M.D.	75,114,052	1,295,093	3,736,107

Donna E. Shalala, Ph.D.	76,285,637	123,508	3,736,107

Enrique J. Sosa, Ph.D.	74,974,250	1,434,895	3,736,107

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2016 fiscal year was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

78,307,180	1,813,439	24,633	0

Proposal 3: The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote

70,029,836	6,333,819	45,490	3,736,107

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date:	May 13, 2016	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco Chief Financial Officer